As filed with the Securities and Exchange Commission on September 17, 2012

Registration No. 333-180893

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

AMENDMENT NO. 2
TO
FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

_________________

GENSPERA, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	20-0438951
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2511 N Loop 1604 W, Suite 204
San Antonio, TX 78258
(210) 479-8112
FAX (210) 479-8113

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

_________________

Agent for Service:
National Corporate Research
800 Brazos St., Suite 400
Austin, TX 78701
800-345-4647

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

_________________

Copy to:

Richard A. Friedman, Esq. Andrew M. Smith, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Floor New York, NY 10006 Telephone: (212) 930-9700 Facsimile: (212) 930-9725	Yvan-Claude Pierre, Esq. Daniel I. Goldberg, Esq. Reed Smith LLP 599 Lexington Avenue New York, NY 10022 Telephone: (212) 521-5400 Facsimile: (212) 521-5450

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEES

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(4)
Units consisting of two shares of Common Stock, $0.0001 par value, and one Common Stock Purchase Warrant(2)(4)	$23,000,000	$2,635.80
Common Stock, issuable upon exercise of Warrants(4)	$14,375,000	$1,647.37
Underwriters’ Warrants to purchase Common Stock(3)	N/A	N/A
Shares of Common Stock underlying Underwriters’ Warrants(4)(5)	$1,250,000	$143.25
Total Registration Fee		$4,426.42	(6)

_________________

(1)	Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(o) under the Securities Act.

(2)	Includes units that the Underwriters have the option to purchase from the Registrant to cover over-allotments, if any.

(3)	No registration fee is required pursuant to Rule 457(g) under the Securities Act.

(4)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(5)	Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based on an estimated maximum exercise price per share equal to 125% of the maximum offering price per share.

(6)	Previously paid.

_________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE

TABLE OF CONTENTS

Explanatory Note	2
Item 16. Exhibits	II-1
Signatures	II-1
Index to Exhibits	E-1

EXPLANATORY NOTE

Genspera, Inc. (the “Company”) is filing this Amendment No. 2 (this “Amendment”) to its Registration Statement on Form S-1 (Registration No. 333-180893) (the “Registration Statement”) as an exhibit-only filing to amend and restate the list of exhibits set forth in Item 16 of Part II of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement and the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

2

Item 16. Exhibits

See Exhibit Index beginning on page E-1 of this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Antonio, State of Texas, on September 17, 2012.

GENSPERA, INC.

By	/S/ Craig Dionne
Craig Dionne, PhD
Chief Executive Officer, Chief Financial Officer, President and Chairman

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/S/ CRAIG DIONNE	Chief Executive Officer, Chief Financial Officer, President and Chairman	September 17, 2012
	Craig Dionne, PhD	(Principal Executive and Chief Financial Officer)

	/S/ NANCY JEAN BARNABEI	Vice President Finance and Treasurer	September 17, 2012
	Nancy Jean Barnabei	(Principal Accounting Officer)

	*	Director	September 17, 2012
Bo Jesper Hansen, MD PhD

	*	Director	September 17, 2012
Scott Ogilvie

	*	Director	September 17, 2012
Peter E. Grebow, PhD

* By:	/S/ CRAIG DIONNE
Craig Dionne, PhD
Attorney-in-fact

II-1

INDEX TO EXHIBITS

			Incorporated by Reference
Exhibit No.	Description	Filed/Furnished Herewith	Form	Exhibit No.	File No.	Filing Date
1.01	Form of Underwriting Agreement	*

3.01	Certificate of Amendment of Certificate of Incorporation		S-1	3.01	333-180893	4/24/12

3.02	Amended and Restated Bylaws		8-K	3.02	333-153829	1/11/10

4.01	Specimen of Common Stock certificate		S-1	4.01	333-153829	10/03/08

4.02**	Amended and Restated GenSpera 2007 Equity Compensation Plan adopted January 2010		8-K	4.01	333-153829	1/11/10

4.03**	GenSpera Form of 2007 Equity Compensation Plan Grant and 2009 Executive Compensation Plan Grant		8-K	4.02	333-153829	9/09/09

4.04	Form of 4.0% convertible note issued to shareholder		S-1	4.05	333-153829	10/03/08

4.05	Form of Warrant dated March 2008 issued to consultant for financial consulting services.		S-1	4.07	333-153829	10/03/08

4.06	Form of Warrant – July and August 2008 private placements		S-1	4.10	333-153829	10/03/08

4.07	Form of 4.0% convertible debenture modification between GenSpera, Inc. and shareholder		8-K	10.02	333-153829	2/20/09

4.08	Form of Common Stock Purchase Warrant issued February 2009 to TR Winston & Company, LLC		8-K	10.05	333-153829	2/20/09

4.09	Form of Common Stock Purchase Warrant issued February 2009 to Craig Dionne		8-K	10.06	333-153829	2/20/09

4.10	Form of Common Stock Purchase Warrant issued February 2009		8-K	10.02	333-153829	2/20/09

4.11	Form of Common Stock Purchase Warrant issued June 2009		8-K	10.03	333-153829	7/06/09

4.12**	2009 Executive Compensation Plan		8-K	4.01	333-153829	9/09/09

4.13	Form of Common Stock Purchase Warrant issued September 2009		8-K	10.02	333-153829	9/09/09

4.14	Form of Securities Purchase Agreement – Jan – Mar 2010 offering		10-K	4.27	333-153829	3/31/10

4.15	Form of Common Stock Purchase Warrant issued Jan – Mar 2010		10-K	4.28	333-153829	3/31/10

4.16	Form of Consultant Warrants issued in May 2010		10-Q	4.18	333-153829	5/14/10

4.17	Form of Securities Purchase Agreement – May 2010		8-K	10.01	333-153829	5/25/10

4.18	Form of Common Stock Purchase Warrant – May 18, 2010 offering, and June 2010 Consultant Warrants		8-K	10.02	333-153829	5/25/10

4.19**	Form of 2007 Equity Compensation Plan Restricted Stock Grant and 2009 Executive Compensation Plan Restricted Stock Grant		S-8	4.03	333-171783	1/20/11

4.20	Form of Securities Purchase Agreement – January and February of 2011		8-K	10.01	333-153829	1/27/11

4.21	Form of Common Stock Purchase Warrant dated January and February of 2011		8-K	10.02	333-153829	1/27/11

E-1

4.22	Form of 2007 Equity Compensation Plan Restricted Stock Unit Agreement and 2009 Executive Compensation Plan Restricted Stock Unit Agreement		10-K	4.22	333-153829	3/30/11

4.23	Form of Securities Purchase Agreement dated April 2011		8-K	10.01	333-153829	5/03/11

4.24	Form of Common Stock Purchase Warrant dated April 2011		8-K	10.02	333-153829	5/03/11

4.25**	Form of Executive Deferred Compensation Plan		8-K	99.01	333-153829	7/08/11

4.26	Form of Common Stock Purchase Warrant issued to consultants in December of 2011		10-K	4.26	333-153829	3/06/12

4.27	Form of Common Stock Purchase Warrant issued to LifeTech on January 12, 2012		10-K	4.27	333-153829	3/06/12

4.28	Form of Underwriters’ Warrant Agreement	*

4.29	Warrant Agency Agreement between GenSpera and American Stock Transfer & Trust Company, LLC, as warrant agent	*

4.30	Form of Warrant Certificate (contained in Exhibit 4.29 of this registration statement)	*

5.01	Opinion of Sichenzia Ross Friedman Ference LLP	*

10.01	Exclusive Supply Agreement between GenSpera and Thapsibiza dated January 22, 2008		S-1	10.02	333-153829	10/03/08

10.02**	Craig Dionne Employment Agreement		8-K	10.04	333-153829	9/09/09

10.03**	Amendment dated May 14, 2010 to the Employment Agreement of Craig Dionne		10-Q	10.03	333-153829	8/13/10

10.04**	Craig Dionne Severance Agreement		8-K	10.05	333-153829	9/09/09

10.05**	Craig Dionne Proprietary Information, Inventions And Competition Agreement		8-K	10.06	333-153829	9/09/09

10.06**	Form of Indemnification Agreement		8-K	10.07	333-153829	9/09/09

10.07**	Russell Richerson Employment Agreement		8-K	10.08	333-153829	9/09/09

10.08**	Amendment dated May 14, 2010 to the Employment Agreement of Russell Richerson		10-Q	10.08	333-153829	8/13/10

10.09**	Russell Richerson Proprietary Information, Inventions And Competition Agreement		8-K	10.09	333-153829	9/09/09

10.10**	Nancy Jean Barnabei Employment Agreement		8-K	10.01	333-153829	8/21/12

10.11**	Nancy Jean Barnabei Proprietary Information, Inventions and Competition Agreement		8-K	10.02	333-153892	8/21/12

10.12**	Nancy Jean Barnabei Indemnification Agreement		8-K	10.03	333-153892	8/21/12

10.13**	Peter E. Grebow Independent Director Agreement		8-K	10.01	333-153892	06/1/12

23.01	Consent of RBSM LLP		S-1	23.01	333-180893	8/31/12

23.02	Consent of Sichenzia Ross Friedman Ference LLP (contained in Exhibit 5.01 to this registration statement)	*

24.01	Power of Attorney		S-1	24.01	333-180893	8/31/12

E-2

101.INS	XBRL Instance Document	S-1	101.INS	333-180893	8/31/12

101.SCH	XBRL Taxonomy Extension Schema	S-1	101.SCH	333-180893	8/31/12

101.CAL	XBRL Taxonomy Extension Calculation Linkbase	S-1	101.CAL	333-180893	8/31/12

101.DEF	XBRL Taxonomy Extension Definition Linkbase	S-1	101.DEF	333-180893	8/31/12

101.LAB	XBRL Taxonomy Extension Label Linkbase	S-1	101.LAB	333-180893	8/31/12

101.PRE	XBRL Taxonomy Extension Presentation Linkbase	S-1	101.PRE	333-180893	8/31/12

*	Filed herein.

**	Management contracts or compensation plans or arrangements in which directors or executive officers are eligible to participate.

E-3